Exhibit 5.1

December 17, 2019

CorMedix Inc.

400 Connell Drive, Suite 5000

Berkeley Heights, New Jersey 07922

RE:	CorMedix Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to CorMedix Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") for the registration by the Company of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which may be issued under the Company’s 2019 Omnibus Stock Incentive Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement, the Company’s Certificate of Incorporation, as amended and restated to date, and Bylaws of the Company, as amended and restated to date, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

As to matters of fact, we have relied on representations of officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares, when issued by the Company in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent and opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP